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                                                                      EXHIBIT 21

                      LIST OF DORAL FINANCIAL CORPORATION
                                  SUBSIDIARIES

                                                              Jurisdiction of
           Name of Subsidiary                                  Incorporation
           ------------------                                 ---------------
Doral Mortgage Corporation                                      Puerto Rico
Doral Securities, Inc.                                          Puerto Rico
Doral Bank                                                      Puerto Rico
Centro Hipotecario de Puerto Rico, Inc.                         Puerto Rico
Doral Money, Inc.                                               Delaware
SANA Investment Mortgage Bankers, Inc.                          Puerto Rico
Doral Bank, FSB                                                 USA
Doral International, Inc.                                       Puerto Rico
Doral Insurance Agency, Inc.                                    Puerto Rico
Doral Properties, Inc.                                          Puerto Rico